Exhibit 24






                             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

 To R&B, Inc.:

 As independent public accountants, we hereby consent to the incorporation of our reports dated March 26, 2001 included in R&B, Inc.'s 10-K for the year ended December 30, 2000, into the Company's previously filed Registration Statements on Form S-1 (File Nos. 33-52946 and 33-56492).

 Philadelphia, PA
      March 26, 2001




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